EXHIBIT 10.2

                         Common Stock Lock-up Agreement
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The Board of Directors
Vicon Industries, Inc. (the "Company")


     I, Kenneth M. Darby (hereinafter "Darby"), in consideration of the Company's entering into a new Employment Agreement dated November 10, 2006 with Darby, hereby agree that for a period from the date hereof to September 30, 2008 (the "Lock-up Period"), Darby will not, without the prior consent of a majority of the Board of Directors (1) directly or indirectly, issue, offer, agree to sell or sell any of his currently owned 320,000 shares of Vicon Industries, Inc. Common Stock (par value $.01) to any person; or (2) enter into any swap or similar agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock of the Company; except that Darby may use shares owned by Darby to exercise stock options under any Vicon Stock Option Plan and Darby may sell shares subject to the provisions of the Securities and Exchange Commission Rule 144 for Officers and Directors up to a maximum of 50,000 shares in each year of the two year lock-up period (for a total of 100,000 shares). Further, should Darby's employment with the Company end due to disability as defined in his employment agreement dated November 10, 2006; or involuntary discharge without cause; or Darby's death, or deemed ended as a result of the sale of more than 50% of the Common Stock or assets of the Company to any person, then this Agreement shall terminate as of the date of any such event.

     The agreements provided herein shall be effective from the date hereof and throughout the Lock-up Period unless the Company or the Board of Directors breaches or defaults on Darby's Employment Agreement dated November 10, 2006 or any bonus plan to which Darby is a party in which case this Agreement and all restrictions upon Darby shall be terminated as of the date of any such event.

Dated:  November 10, 2006


                                                     /s/ Kenneth M. Darby
                                                     --------------------
                                                     Kenneth M. Darby
                                                     Chairman and CEO